Exhibit 10.11

First American Financial Group
140 Broadway 46th Floor
New York, New York 10005
212-248-0208

19 June 02

Mr. Charles Cardona
Chief Executive Officer
ADZONE RESEARCH
211 Roanoke Avenue
Riverhead, New York 11901

                                   TERM SHEET
                                   ----------

Dear Charles:

This communique supersedes and voids the prior Term Sheet of 12 June 02.

We are pleased to inform you that based on our recent discussions and a preliminary review of the documents submitted, FIRST AMERICAN would like to proceed with the proposed financing for ADZONE RESEARCH, INC. [ADZR]. Said financing will be according to the approximate following Terms and Conditions:

     Type of Financing:        Private Placement of Convertible Preferred Shares

     Amount:                   Up to US$5.0 Million

     Dividend:                 Nine percent [9%] per Annum

     Payments:                 Semi-Annually, in Arrears

     Conversion Rate:          To be agreed upon

     Conversion Terms:         To be agreed upon

     Fees:                     Per the attached Financial Services Agreement

     Miscellaneous:

     [a] Purchasers of convertible preferred shares shall be entitled to piggy-back registration rights in respect to any common shares issued upon conversion of their preferred shares;

Mr. Charles Cardona
19 June 02
Page 2



     [b] The terms of the preferred shares shall include standard anti-dilution provisions.

Please indicate if the above Terms and Conditions are acceptable to you by signing a copy of this letter and returning it to us, together with an executed Financial Services Agreement, at your earliest convenience. Upon receipt of same we will advise you of any additional documents we will need so that we may proceed.

Yours Truly,

S/ William J. Rogers, Jr.
-------------------------
Managing Director

                                               AGREED:
                                               -------
                                               ADZONE RESEARCH, INC.

                                               S/ Charles Cardona
                                               ---------------------------------
                                               Chief Executive Officer, Chairman